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                                                                     EXHIBIT 7.2


                               GUARANTY AGREEMENT




         GUARANTY dated as of April 17, 2001, by JAMES C. RICHARDSON, JR., a citizen and resident of Hickory, North Carolina ("Guarantor") in favor of PIERRE FOODS, INC., a North Carolina corporation ("Lender").

         1. As an inducement to Lender to extend credit in the amount of Seven Hundred Five Thousand Four Hundred Ninety-three and no/100 Dollars ($705,493.00) (the "Indebtedness") to and to otherwise deal with Columbia Hill, LLC ("Debtor"), and in consideration thereof, the Guarantor hereby absolutely and unconditionally guarantees to Lender and its successors and assigns the due and punctual payment of any and all notes, drafts, debts, obligations and liabilities, primary or secondary (whether by way of endorsement or otherwise), of Debtor made pursuant to the Indebtedness, at any time, now or hereafter incurred, with or held by Lender, together with interest, as and when the same become due and payable, whether by acceleration or otherwise, in accordance with the terms of any such notes, drafts, debts, obligations or liabilities or agreements evidencing any such indebtedness, obligation or liability including all renewals, extensions and modifications thereof. The obligation of the Guarantor is a guarantee of payment and not of collection.

         2. The Guarantor is Lender's debtor for all indebtedness, obligations and liabilities for which the Guaranty is made, and Lender shall also at all times have a lien on and security interest in all stocks, bonds and other securities of the Guarantor which may be at any time and from time to time given by the Guarantor to the Lender as further security for the Indebtedness, when such remains in Lender's possession, and the same shall at Lender's option be held, administered and disposed of as collateral to any such indebtedness, obligation or liability of the Debtor.

         3. It is understood that any such notes, drafts, debts, obligations and liabilities may be accepted or created by or with Lender at any time and from time to time without notice to the Guarantor, and the Guarantor hereby expressly waives presentment, demand, protest, and notice of dishonor of any such notes, drafts, debts, obligations and liabilities or other evidences of any such indebtedness, obligation or liability.

         4. Lender may receive and accept from time to time any securities or other property as a collateral to any such notes, drafts, debts, obligations and liabilities and may surrender, compromise, exchange and release absolutely the same or any part thereof at any time without notice to the Guarantor and without in any manner affecting the obligation and liability of the Guarantor hereby created. The Guarantor agrees that Lender shall have no obligation to protect, perfect, secure or insure any security interests, liens or encumbrances now or hereafter held for the indebtedness, obligations and liabilities for which the Guaranty is made.

         5. This obligation and liability of the Guarantor shall be a primary, and not a secondary, obligation and liability, payable immediately upon demand without recourse first having been had by Lender against the Debtor or any other guarantor, person, firm or corporation, and without first resorting to any property held by Lender as collateral security; and the Guarantor hereby waives the benefits of all provisions of law, including but not limited to the provisions of N.C.G.S. Section 26-7 or its successor, for stay or delay of execution or sale of property or other satisfaction of judgment against the Guarantor on account of the obligation and liability


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hereunder until judgment be obtained therefor against the Debtor and execution thereon returned unsatisfied, or until it is shown that the Debtor has no property available for the satisfaction of the indebtedness, obligation or liability guaranteed hereby, or until any other proceedings can be had; and the Guarantor hereby agrees to indemnify the Lender for all costs of collection, including but not limited to the costs of repossession, foreclosure, reasonable attorneys' fees, and court costs incurred by the Lender in the event that the Lender should first be required by the Guarantor to resort to any property held by the Lender or in which the Lender has a security interest or to obtain execution or other satisfaction of a judgment against the Debtor on account of Debtor's obligation and liability for its indebtedness guaranteed hereby; and the Guarantor further agrees that the Guarantor is responsible for any obligation or debt, or portion thereof, of the Debtor or a trustee for the Debtor in any bankruptcy or insolvency proceeding; and the Guarantor further agrees that the Guarantor shall not have any right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security for the debts and obligations of the Debtor to Lender unless and until all of the debts and obligations of the Debtor to Lender have been paid in full. The Guarantor hereby waives, to the extent avoidable under any provision of the Bankruptcy Code, any right arising upon payment by the Guarantor of any obligation under this Guaranty to assert a claim against the bankruptcy estate of the Debtor.

         6. This Guaranty is of the Debtor's Promissory Note dated February 28, 1997 in the face amount of Seven Hundred Five Thousand Four Hundred Ninety-three Dollars ($705,493.00) (the "Note"), and is limited to the amount of the Indebtedness, plus accrued interest, late fees, costs of collection (including attorneys' fees) and all other obligations and indebtedness which may accrue or be incurred with respect to the Note or the Indebtedness, and Debtor's obligations thereunder to Lender.

         7. This Agreement shall inure to the benefit of Lender, its successors and assigns, and the owners and holders of any of the indebtedness, obligations and liabilities hereby guaranteed, and shall remain in force until a written notice revoking it has been received by Lender but such revocation shall not release the Guarantor from liability to Lender, its successors and assigns, or the owners and holders of any of the indebtedness, obligations and liabilities hereby guaranteed, for any indebtedness, obligation or liability of the Debtor which is hereby guaranteed and then in existence or from any renewals, extensions or modifications thereof in whole or in part, whether such renewals, extensions or modifications are made before or after such revocation, with or without notice to the Guarantor. The Guarantor waives presentment, demand, protest and notices of every kind and assents to any one or more extensions, modifications, renewals or postponements of the time or amount of payment or any other indulgences given to Debtor. The Guarantor shall be responsible for and shall reimburse the Lender for all costs and expenses (including reasonable attorneys' fees) incurred by the Lender in connection with the enforcement of this Guaranty or the protection or preservation of any right or claim of the Lender in connection herewith, including without limitation costs and expenses incurred by the Lender in connection with its attempts to collect the indebtedness, obligations, and liabilities guaranteed hereby.

         8. As the Debtor is a limited liability company (LLC) , this instrument covers all indebtedness, obligations and liabilities to Lender purporting to be made or undertaken on behalf of such LLC by any such officer or agent of said LLC without regard to the actual authority of such officer or agent. The term "LLC" shall include associations of all kinds and purported LLCs, whether correctly and legally chartered and organized.

         9. The Guarantor covenants, warrants, and represents to the Lender that: (i) this Guaranty is enforceable


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against the Guarantor in accordance with its terms; (ii) the execution and delivery of this Guaranty does not violate or constitute a breach of any agreement to which the Guarantor is a party; (iii) that there is no litigation, claim, action or proceeding pending or, to the best knowledge of the Guarantor, threatened against the Guarantor which would materially adversely affect the financial condition of the Guarantor or the Guarantor's ability to fulfill the Guarantor's obligations hereunder; and (iv) that the Guarantor has knowledge of the Debtor's financial condition and affairs.

         10. This Guaranty is made in and shall be construed in accordance with the laws and judicial decisions of the State of North Carolina. The Guarantor agrees that any dispute arising out of this Guaranty shall be adjudicated in either the state or federal courts of North Carolina and in no other forum. For that purpose, the Guarantor hereby submits to the jurisdiction of the state and/or federal courts of North Carolina. The Guarantor waives any defense that venue is not proper for any action brought in any federal or state court in the State of North Carolina.

         WITNESS the signature and seal of the Guarantor, the day and year first above set forth.

                                            /s/ James C. Richardson, Jr.
                                            ----------------------------(SEAL)
                                            JAMES C. RICHARDSON, JR., GUARANTOR

STATE OF NORTH CAROLINA
COUNTY OF CATAWBA

          I, Jearldine B. McNeil a Notary Public for said County and State, do hereby certify that James C. Richardson, Jr. personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

         Witness my hand and seal, this the 17 day of April, 2001.

                                              /s/ Jearldine B. McNeil
                                              ---------------------------
                                                    NOTARY PUBLIC

My Commission Expires:

October 9, 2001
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